UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 9, 2018

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On July 9, 2018, U.S. Auto Parts Network, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 37,744,019 shares of the Company’s common stock and series A convertible preferred stock were entitled to vote as of May 11, 2018, the record date for the Annual Meeting. There were 35,532,459 shares present in person or by proxy at the Annual Meeting, at which the Company’s stockholders were asked to vote on two proposals. The proposals are described in more detail in the Company’s definitive proxy statement dated June 4, 2018 for the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 - Election of Directors
The stockholders elected three Class III directors to serve a three-year term, until the Company’s 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Aaron E. Coleman	26,236,844	1,505,492	7,790,123
Warren B. Phelps	26,528,114	1,214,222	7,790,123
Bradley E. Wilson	26,519,515	1,222,821	7,790,123
Proposal No. 2 - Ratification of the Selection of Independent Auditors
The stockholders voted to ratify the selection of RSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2018. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
34,370,106	1,130,501	31,850	−

No other matters were presented for stockholder approval at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer